UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2010

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2010, Alliance Data Systems Corporation's annual meeting of stockholders was held at the headquarters of the Company’s Epsilon® subsidiary at 4401 Regent Boulevard, Irving, Texas 75063. A total of 49,116,069 shares of the Company’s common stock were present or represented by proxy at the annual meeting, representing approximately 89.97% of the Company’s shares outstanding as of April 9, 2010, the record date set for the annual meeting. The matters voted on at the annual meeting and the results for each matter were as follows:

(a) Each of Lawrence M. Benveniste, Ph.D., D. Keith Cobb and Kenneth R. Jensen was re-elected as a Class I director of the Company to serve until the 2013 annual meeting of stockholders and until his successor is duly elected and qualified.

Lawrence M. Benveniste, Ph.D.
43,607,481 For
615,642 Withheld
4,892,946 Broker Non-Votes

D. Keith Cobb
44,030,946 For
192,177 Withheld
4,892,946 Broker Non-Votes

Kenneth R. Jensen
44,058,635 For
164,488 Withheld
4,892,946 Broker Non-Votes

(b) The 2010 Omnibus Incentive Plan was approved by the Company’s stockholders.

37,797,303 For
6,398,508 Against
27,312 Abstain
4,892,946 Broker Non-Votes

(c) The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 was ratified by the Company’s stockholders.

48,419,329 For
685,363 Against
11,377 Abstain

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

June 14, 2010	By:	Charles L. Horn

Name: Charles L. Horn
Title: Executive Vice President and Chief Financial Officer